As filed with the Securities and Exchange Commission on May 14, 2002

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             REGISTRATION STATEMENT
                                   ON FORM S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ______________________________

                          AMERICAN MEDICAL ALERT CORP.
             (Exact name of registrant as specified in its charter)
           New York                                             11-2571221
State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                              Identification No.)
                              3265 Lawson Boulevard
                            Oceanside, New York 11572
                                 (516) 536-5850
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              Howard Siegel, President and Chief Executive Officer
                          American Medical Alert Corp.
                              3265 Lawson Boulevard
                            Oceanside, New York 11572
                     (Name and address of agent for service)
                                 (516) 536-5850
          (Telephone number, including area code, of agent for service)

                                 with a copy to:
                              James Alterbaum, Esq.
                      Jenkens & Gilchrist Parker Chapin LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 704-6272

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective, as determined by market conditions.

|_| If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

|X| If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

|_| If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

|_| If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

|_| If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
                                                                  Proposed Maximum      Proposed Maximum
           Title of each class of               Amount to be       Aggregate Price      Aggregate offering        Amount of
        Securities to be registered              registered          per share(1)            price(1)          Registration Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share....         910,000             $3.07                $2,793,700.00           $257.02

Common Stock, $.01 par value per share....         227,750(2)(3)       $3.80(4)             $865,450.00(4)          $79.62

Common Stock, $.01 par value per share....          91,000(2)(3)       $3.83(4)             $348,530.00(4)          $32.06

Common Stock, $.01 par value per share....          22,750(2)(3)       $4.17(4)             $94,867.50(4)           $8.73

TOTAL.....................................       1,251,250                                  $4,102,547.50           $377.43
------------------------------------------------------------------------------------------------------------------------------

                         ______________________________

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c); based on the average of the high ask and low bid prices for the Common Stock as reported on the Nasdaq Stock Market on May 8, 2002.

     (2)  Shares issuable pursuant to the exercise of warrants.

     (3) Pursuant to Rule 416, this registration statement also covers an indeterminate number of additional shares of Common Stock as may, from time to time, become issuable upon the exercise of the warrants, by reason of stock splits, stock dividends and other similar events.

     (4) Based on the exercise price per share of the Common Stock underlying each such warrant.


 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
   AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
          FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
 SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT
                      TO SAID SECTION 8(A), MAY DETERMINE.

                         ______________________________

                       PROSPECTUS DATED ________ __, 2002

                          AMERICAN MEDICAL ALERT CORP.

                        1,251,250 SHARES OF COMMON STOCK





     o The shares of our common stock offered by this prospectus are being sold by the selling shareholders.

     o We will not receive any proceeds from the sale of these shares. Since some of these shares are issuable upon exercise of warrants, we will receive proceeds from the exercise of such warrants, and will use such proceeds for our general corporate purposes.

     o On ___________, 2002, the closing price of our common stock on the Nasdaq SmallCap Market was $________.

     o Our executive offices are located at 3265 Lawson Boulevard, Oceanside, New York 11572, our telephone number is (516) 536-5850 and our website is at "www.amacalert.com"


          ----------------------------------------------------------

               NASDAQ SmallCap Market symbol for our Common Stock:
                                     "AMAC"
          ----------------------------------------------------------


THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

               __________________________________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               __________________________________________________

                 THE DATE OF THIS PROSPECTUS IS _______ __, 2002

                                TABLE OF CONTENTS


Risk Factors...................................................................1

Where You Can Find More Information About Us...................................3

Incorporation of Certain Documents by Reference................................3

Forward - Looking Statements...................................................4

Use of Proceeds................................................................5

Dividend Policy................................................................5

Selling Shareholders...........................................................6

Plan of Distribution...........................................................8

Description of Securities.....................................................10

Indemnification for Securities Act Liabilities................................11

Legal Matters.................................................................12

Experts.......................................................................12

                                  RISK FACTORS

     BEFORE YOU BUY SHARES OF OUR COMMON STOCK, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS ASSOCIATED WITH SUCH PURCHASE, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION IN THIS PROSPECTUS, AND THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE IN THE SECTION "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" BEFORE YOU DECIDE TO PURCHASE SHARES OF OUR COMMON STOCK.


                       RISKS ASSOCIATED WITH OUR BUSINESS

OUR BUSINESSES MAY BE ADVERSELY IMPACTED BY GOVERNMENT REGULATIONS.

We derive over 40% of our revenues from Medicaid reimbursed programs. Government legislative initiatives, if enacted, could impose pressures on the pricing structures applicable to our PERS. Our revenue, operating margin and profitability could be adversely affected by new laws and or regulations, or changes in the interpretation of existing laws and/or regulations, or reductions in funding or imposition of additional limits on reimbursements.

In addition, as a provider of services under Medicaid programs, we are subject to the federal fraud and abuse and the so-called "Stark" anti-referral laws, violations of which may result in civil and criminal penalties and exclusion from participation in Medicaid programs. Also, several states have enacted their own statutory analogs of the federal fraud and abuse and antireferral laws. While we at all times attempt to comply with the applicable federal and state fraud and abuse and anti-referral laws, there can be no assurance that administrative or judicial interpretations of existing statutes or regulations or enactments of new laws or regulations will not have a material adverse effect on our operations or financial condition.

TECHNOLOGICAL CHANGES MAY NEGATIVELY AFFECT OUR BUSINESS.

The telecommunications industry, on which our business is dependent, is subject to significant changes in technology. These technological changes, including changes relating to emerging wireline and wireless transmission technologies, may require us to make changes in the technology we use in our products in order to remain competitive. This may require significant outlays of capital and personnel, which may adversely affect our results of operations and financial condition in the short term.

OUR   BUSINESS   MAY  BE   ADVERSELY   IMPACTED  BY  OUR   EXPANSION   INTO  THE
HOMECARE/DISEASE MANAGEMENT MONITORING SERVICE BUSINESS.

Our expansion into Homecare/Disease Management monitoring service represents a significant commitment of management time and development and implementation cost. While we are committed to effecting the goal of this expansion, and we believe that these activities should result in improved earnings and greater market share, there can be no assurances that this in fact will happen. If we are unsuccessful, in either the development or sales aspects of this portion of our business plan, our investment in these activities may not provide us our anticipated return on this investment.

FAILURE OF OUR PRODUCTS OR ERRORS IN THE DELIVERY OF SERVICES MAY GIVE RISE TO SIGNIFICANT LIABILITY CLAIMS. A SUCCESSFUL CLAIM, MAY INCREASE COSTS OF PRODUCT LIABILITY AND AVAILABILITY OF INSURANCE, WHICH COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Because our business involves responding to personal emergencies, failures of our products or errors in the delivery of our services carry a risk of liability claims. We manage this risk through contractual limits on liability and damages, and by carrying insurance. However, the contractual limits may not be enforceable in all jurisdictions or circumstances. While historically we have not incurred significant liabilities due to such claims, a successful claim may be made for damages which exceeds the coverage under any insurance policy. In the future, our insurance costs may become more expensive, and there can be no assurance that additional insurance will be available on acceptable terms. If one or more of these occur, it could have an adverse affect on our financial condition and operations.

WE RELY ON THE CONTRACT WITH NEW YORK CITY FOR A SIGNIFICANT PORTION OF OUR BUSINESS. THE LOSS OF THIS CONTRACT COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR FINANCIAL CONDITION.

Our contract with New York City Human Resources Administration's ("HRA") Home Care Services Program accounted for 26% of our revenue in 2001. This figure is down from 41% in 1999, principally because of the growth and diversification of our business during this time. Our current contract expires in June 2002, and our management has been advised that a renewal for an additional year is being processed. While we believes that our relations with HRA are good and we have no reason to believe that our contract with HRA will not continue, there can be no assurance that this will continue to be the case. The loss of this contract could have a material adverse effect on our financial condition.

                      RISKS ASSOCIATED WITH OUR SECURITIES

WE DO NOT ANTICIPATE THE PAYMENT OF DIVIDENDS.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain all available funds for use in the operation of our business. Thus, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

SHARES THAT ARE ELIGIBLE FOR SALE IN THE FUTURE MAY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

As of May 8, 2002, an aggregate of 1,461,012 of the outstanding shares of our common stock are "restricted securities" as that term is defined in Rule 144 under the federal securities laws. These restricted shares may be sold pursuant only to an effective registration statement under the securities laws or in compliance with the exemption provisions of Rule 144 or other securities law provisions. Rule 144 permits sales of restricted securities by any person (whether or not an affiliate) after one year, at which time sales can be made subject to the Rule's existing volume and other limitations. Rule 144 also permits sales of restricted securities by non-affiliates without adhering to Rule 144's existing volume or other limitations after two years. In general, an "affiliate" is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with us. The SEC has stated that generally, executive officers and directors of an entity are deemed affiliates of the entity. In addition, 1,735,250 shares are issuable pursuant to currently exercisable options, and 664,583 shares are issuable pursuant to currently exercisable warrants, further adding to the number of outstanding shares. Future sales of substantial amounts of shares in the public market, or the perception that such sales could occur, could negatively affect the price of our common stock.


                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public over the Internet at the SEC's Website at "http://www.sec.gov."

     We have filed with the SEC a registration statement on Form S-3 to register the shares being offered. This Prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us and our common stock, you should refer to the registration statement and to the exhibits and schedules filed as part of that registration statement, as well as the documents we have incorporated by reference which are discussed below. You can review and copy the registration statement, its exhibits and schedules, as well as the documents we have incorporated by reference, at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, are also available on the SEC's web site.

     This Prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus, and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below:

     o Annual Report on Form 10-KSB for the year ended December 31, 2001, as filed with the SEC on April 1, 2002;

     o Current Report on Form 8-K dated (date of earliest event reported) April 22, 2002 (as filed with the SEC on April 22, 2002);

     In addition, any future filings which we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, will be incorporated herein by reference and will automatically update or supersede (to the extent applicable) the information contained in the documents listed above.

     You may request a copy of these filings, at no cost, by writing or telephoning us at 3265 Lawson Boulevard, Oceanside, NY 11572, Telephone (516) 536-5850. Attention: John Rogers, Secretary.

                         ______________________________

     This Prospectus contains certain forward-looking statements which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "expect," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, statements that describe our future plans, objectives and goals are also forward-looking statements. Our factual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements as a result of certain factors, including those listed in "Risk Factors" and elsewhere in this Prospectus.

     WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF __________ __, 2002.

                         ______________________________


                          FORWARD - LOOKING STATEMENTS

     In this prospectus, we make statements about our future financial condition, results of operations and business. These are based on estimates and assumptions made from information currently available to us. Although we believe these estimates and assumptions are reasonable, they are uncertain. These forward-looking statements can generally be identified because the context of the statement includes words such as may, will, expect, anticipate, intend, estimate, continue, believe or other similar words. Similarly, statements that describe our future expectations, objectives and goals or contain projections of our future results of operations or financial condition are also forward-looking statements. Our future results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements, including those listed under the heading "Risk Factors" and other cautionary statements in this prospectus. Unless otherwise required by applicable securities laws, we assume no obligation to update any such forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the re-sale of our Common Stock registered by the Registration Statement, of which this Prospectus is a part. All such proceeds will be paid to the Selling Shareholder specified under the heading, "Selling Shareholder." Since some of these shares are issuable upon exercise of warrants, we will receive proceeds from the exercise of such warrants, and will use such proceeds for our general corporate purposes.


                                 DIVIDEND POLICY

     We have never declared or paid cash dividends on our Common Stock. We currently anticipate that we will retain all available funds for use in the operation of our business. As such, we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

                              SELLING SHAREHOLDERS

     This Prospectus covers the resale by the Selling Shareholders of up to 1,251,250 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"), some of which are issuable upon the exercise of warrants. The Shares and warrants were issued by the Company pursuant to transactions consummated in April 2002. For more details regarding such transactions, see "Description of Securities -- The Transactions" and "Description of Securities -- Warrants".

     The following table lists certain information regarding the Selling Shareholders' ownership of shares of Common Stock as of May 13, 2002, and as adjusted to reflect the sale of the Shares. Information concerning the Selling Shareholders may change from time to time. The information in the table concerning the Selling Shareholders who may offer Shares hereunder from time to time is based on information provided to us by such Selling Shareholders.

                                                                               Shares of Common Stock Owned
                                                                                      after Offering (2)
                                Shares of Common        Shares of              -----------------------------
Name of Selling                Stock Owned Prior       Common Stock                              Percent of
Shareholder                      to Offering(1)         to be Sold              Number              Class
--------------------------     ------------------      -------------           --------          -----------


SAFECO Common Stock Trust              568,750             568,750                    0                   0
SAFECO Resource Series Trust           306,250             306,250                    0                   0
David Morgan                            37,500              37,500                    0                   0
William P. Kennedy                      62,500              62,500                    0                   0
Wayne Saker                             62,500              62,500                    0                   0
The Milton H. Dresner
Revocable Living Trust                  12,500              12,500                    0                   0
Michael M. Goldberg                     12,500              12,500                    0                   0
Michael H. Weiss                       105,777              62,500               43,277                   *
Boro Durakovic                          12,500              12,500                    0                   0
Jesup & Lamont
Securities Corp.                       113,750             113,750                    0                   0
TOTAL:                               1,294,527           1,251,250               43,277                   *
_____________________

* Constitutes less than 1% of the outstanding shares of the Company's Common Stock.

(1)  Assumes the exercise by the Selling Shareholder of all of its warrants.

(2) Assumes that all of the Shares and no other Shares of Common Stock are sold by the Selling Shareholder during the offering period.

                              PLAN OF DISTRIBUTION

     The Selling Shareholders may offer their shares of Common Stock at various times in one or more of the following transactions:

     o on any U.S. securities exchange on which the Common Stock may be listed at the time of such sale;
     o    in the over-the-counter market;
     o    in   transactions   other   than   on   such   exchanges   or  in  the
          over-the-counter market;
     o    in connection with short sales; or
     o    in a combination of any of the above transactions.

     The Selling Shareholders may offer their shares of Common Stock at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

     The Selling Shareholders may also sell the shares under Rule 144 instead of under this prospectus, if Rule 144 is available for those sales.

     The Selling Shareholders may use broker-dealers to sell their shares of Common Stock. If this happens, broker-dealers will either receive discounts or commissions from the Selling Shareholders, or they will receive commissions from purchasers of shares of Common Stock for whom they acted as agents. Such brokers may act as dealers by purchasing any and all of the Shares covered by this Prospectus either as agents for others or as principals for their own accounts and reselling such securities pursuant to this Prospectus.

     The transactions in the shares covered by this prospectus may be effected by one or more of the following methods:

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers;
     o    purchases by a broker or dealer as  principal,  and the resale by that broker or dealer for its account under this prospectus, including resale to another broker or dealer;
     o block trades in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal in order to facilitate the transaction; or
     o negotiated transactions between the Selling Shareholders and purchasers without a broker or dealer.

     The Selling Shareholders and any broker-dealers or other persons acting on the behalf of parties that participate in the distribution of the shares may be deemed to be underwriters. As such, any commissions or profits they receive on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

     As of the date of this Prospectus, the Company is not aware of any agreement, arrangement or understanding between any broker or dealer and any of the Selling Shareholders with respect to the offer or sale of Shares pursuant to this Prospectus.

     In the registration rights agreement we executed with the Selling Shareholder, we agreed to indemnify and hold harmless the Selling Shareholder against liabilities under the Securities Act, which may be based upon, among other things, any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact, unless made or omitted in reliance upon written information provided to us by the Selling Shareholder.

     We have agreed to bear the expenses incident to the registration of the shares, other than selling discounts and commissions.

     We agreed in the registration rights agreement to use our reasonable best efforts to keep the registration statement of which this prospectus is a part effective for:

     o two years from the date this registration statement is declared effective; and

     o a period of one year after the date of issuance of any shares underlying warrants, but in any event, not later than four years from the date this registration statement is declared effective.

                            DESCRIPTION OF SECURITIES

GENERAL

     The total amount of our authorized capital stock consists of 20,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of May 8, 2002, there were 7,467,922 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

COMMON STOCK

     Holders of shares of Common Stock are entitled to one vote per share on all matters that are submitted to the Shareholders for their approval and have no cumulative voting rights. The holders of the Common Stock are entitled to receive dividends, if any, as may be declared by the Board of Directors from funds legally available from time to time for this purpose. Upon our liquidation or dissolution, the remainder of our assets will be distributed ratably among the holders of Common Stock, after the payment of all liabilities and payment on any preferential amounts to which the holders of any Preferred Stock may be entitled. All of the outstanding shares of Common Stock are fully-paid and non-assessable.

PREFERRED STOCK

     Our Preferred Stock may be issued from time to time by our Board of Directors without the approval of the Company's Shareholders. Our Board of Directors is authorized to issue these shares in different series and, with respect to each series, to determine the dividend rights, the redemption provisions, voting rights, conversion provisions, liquidation preferences and other rights and preferences not in conflict with our Certificate of Incorporation or with New York law.

THE TRANSACTION

     On April 19, 2002, we completed a private placement of 910,000 shares of our Common Stock, and warrants (the "Warrants") to purchase 227,500 shares of our Common Stock. The purchase price to the investors was $3.00 per share of Common Stock purchased or an aggregate of $2,730,000. The Warrants have an exercise price of $3.80 per share and are exercisable at any time until 5:00 p.m. on April 19, 2007. In addition, in connection with the private placement, we issued to the placement agent two warrants (the "Placement Agent Warrants") to purchase 91,000 shares of Common Stock and 22,750 shares of Common Stock, respectively, at an exercise price of $3.83 per share and $4.17 per share, respectively. The Placement Agent Warrants have the same terms as the Warrants.

     The exercise price and the number and type of shares issuable upon the exercise of the Warrants and Placement Agent Warrants is subject to adjustment from time to time upon the reorganization, reclassification, merger, exchange of shares, sale, lease or other disposition of the Company's assets (pursuant to which shares of stock or other securities, property or assets are to be received by or distributed to the holders of Common Stock), payment of a stock dividend, distribution, subdivision or combination of the Company's Common Stock.

     We agreed to register for resale the shares of Common Stock and the shares of Common Stock underlying the Warrants and Placement Agent Warrants. See "Plan of Distribution".

TRANSFER AGENT AND REGISTRAR

     Continental Stock Transfer & Trust Company, New York, New York is the transfer agent and registrar for the Common Stock.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Section 722 of the New York Business Corporation Law allows companies to indemnify their directors and officers against expenses, judgments, fines and amounts paid in settlement under the conditions and limitations described in the law. Our Bylaws authorize us to indemnify our officers, directors and other agents to the fullest extent permitted under New York law.

     A director will be held liable for a breach of his or her duty of loyalty to us or our Shareholders, his or her intentional misconduct or willful violation of law, actions or in actions not in good faith, an unlawful stock purchase or payment of a dividend under New York law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission.

     We have purchased a directors and officers liability and reimbursement policy that covers liabilities of our directors and officers arising out of claims based upon acts or omissions in their capacities as directors and officers.

     We have entered into indemnification agreements with each of our directors and officers pursuant to which we have agreed to indemnify our directors and officers against judgements, fines, amounts paid in settlement and reasonable expenses incurred in connection with any legal action to which such director or officer is or is threatened to be made a party by reason of the fact that such director or officer is or was serving in such capacity, provided that the director or officer acted in good faith and for a purpose which the director or officer reasonably believed to be in the best interests of the Company, or for a criminal action, the director or officer did not have reasonable cause to believe that his or her conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

     The validity of the securities being offered hereby has been passed upon by Jenkens & Gilchrist Parker Chapin LLP, New York, New York.


                                     EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-KSB of American Medical Alert Corp. for the year ended December 31, 2001, have been so incorporated in reliance upon the report of Margolin, Winer & Evens LLP, independent certified public accountants, given upon their authority as experts in auditing and accounting.

--------------------------------------------------------        ----------------------------------------------------

         WE   HAVE   NOT    AUTHORIZED    ANY   DEALER,                              AMERICAN
SALESPERSON   OR  ANY   OTHER   PERSON   TO  GIVE   ANY                               MEDICAL
INFORMATION  OR TO REPRESENT  ANYTHING NOT CONTAINED IN                             ALERT CORP.
THIS   PROSPECTUS.   YOU   MUST   NOT   RELY   ON   ANY
UNAUTHORIZED  INFORMATION.  THIS  PROSPECTUS  DOES  NOT
OFFER  TO SELL OR BUY ANY  SHARES  IN ANY  JURISDICTION
WHERE  IT  IS  UNLAWFUL.   THE   INFORMATION   IN  THIS
PROSPECTUS IS CURRENT AS OF __________ __, 2002.

                   TABLE OF CONTENTS
                                                  Page                           1,251,250 SHARES OF
Risk Factors.........................................1                              COMMON STOCK
Where You Can Find More Information About Us........3
Incorporation of Certain Documents by Reference.....3
Forward-Looking Statements..........................4
Use of Proceeds.....................................5
Dividend Policy.....................................5
Selling Shareholders ...............................6
Description of Securities...........................8
Plan of Distribution ..............................10
Indemnification for Securities Act                                                  PROSPECTUS
Liabilities........................................11
Legal Matters......................................12
Experts............................................12




                                                                                 _______ __, 2002


--------------------------------------------------------        ----------------------------------------------------

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets for the various expenses payable by us in connection with the offering of our Common Stock being registered hereby. All amounts shown are estimates.

       Filing fee for registration statement...............         $    377.43
       Legal fees and expenses.............................         $  3,000.00
       Accounting fees and expenses........................         $  1,500.00
       Miscellaneous expenses..............................         $      0.00
                                                                    ____________
                Total......................................         $  4,877.43

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) Section 722 of the New York Business Corporation Law ("NYBCL") provides, in general, that a New York corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the by-laws of the corporation or, when authorized by such certificate of incorporation or by-laws,
(i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

     (b) Article Seventh of the Company's Certificate of Incorporation, as amended, sets forth as follows:

     "Except as may otherwise be specifically provided in this Certificate of Incorporation, no provision of this Certificate of Incorporation is intended by the corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights  conferred under the Business
     Corporation  Law  upon  the   corporation,   upon  its   shareholders,
     bondholders, and security holders, and upon its directors, officers, and other corporate personnel, including, in particular, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Business Corporation
     Law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law."

     (c) Article VI of the Company's Amended and Restated By-Laws sets forth as follows:

     "Each person who is made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he or she, his or her testator or intestate is or was a director or officer of the Company or serves or served any other entity in any capacity at the request of the Company shall be indemnified by the Company to the maximum extent permitted by statute as amended from time to time."

     (d) In August, 2001 the Company entered into Indemnification Agreements with each of its directors and officers (each an "Indemnitee"). Pursuant to the Indemnification Agreements, the Company agreed to indemnify the Indemnitee if the Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and including one by or in the right of the Company or by or in the right or any other entity in which the Indemnitee served at the request of the Company (each an "Action") by reason of the fact that the Indemnitee (or the Indemnitee's testator or intestate) is or was a director or officer of the Company or any direct or indirect subsidiary of the Company, or served another entity in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with such Action. The Indemnitee shall be entitled to indemnification only to the extent that (i) with respect to any and all Actions, the Indemnitee acted in good faith, for a purpose which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or a subsidiary of the Company, and (ii) with respect to any criminal Action, the Indemnitee did not have reasonable cause to believe that the Indemnitee's conduct was unlawful. In case of an action by or in the right of the Company or by or in the right of any other entity in which Indemnitee served as an officer or director, no indemnification shall be made in respect of
(i) any threatened or pending Action which is settled or otherwise disposed of, or (ii) any Action as to which the Indemnitee shall have been adjudged to be liable to the Company or a subsidiary of the Company, unless and only to the extent that the court in which such Action was brought shall determine upon application that, in view of all the circumstances of the Action, the Indemnitee is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses which such court shall deem proper.

ITEM 16. EXHIBITS.

Number             Description of Exhibit
------             ----------------------

4.1 Stock and Warrant Purchase Agreement dated as of March 27, 2002 between the Company and the Selling Shareholders
4.2 Form of Warrant to purchase shares of Common Stock, issued to the Selling Shareholders.
5.1            Opinion of Jenkens & Gilchrist Parker Chapin LLP
23.1           Consent of Margolin Winer & Evens LLP.
23.2           Consent of Jenkens & Gilchrist  Parker  Chapin LLP  (included  in
               Exhibit 5.1 hereto).
24.1           Power of Attorney (included on Signature Page hereto).

-------------------------------

ITEM 17. UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Oceanside, State of New York, on the 14th day of May, 2002.


                                   AMERICAN MEDICAL ALERT CORP.


                                   By:/s/ Howard M. Siegel
                                      --------------------------------------
                                       Howard M. Siegel, Chief Executive Officer


          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Howard M. Siegel his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this Registration Statement, and to file each such amendment to this Registration Statement with all exhibits thereto, and any and all documents in connection therewith, with the Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things required and necessary to be done, as fully and to all intents and purposes as, he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 14th day of May, 2002.


/s/ Howard M. Siegel
-----------------------------            Chairman of the Board and Chief
Howard M. Siegel                         Executive Officer

/s/ Ronald Levin
-----------------------------            Director
Ronald Levin

/s/ Theodore Simon
-----------------------------            Director
Theodore Simon


-----------------------------            Director
James F. LaPolla

/s/ Frederic S. Siegel
-----------------------------            Director
Frederic S. Siegel


-----------------------------            Director
Yacov Shamash

/s/ Richard Rallo
-----------------------------            Controller and Principal Accounting
Richard Rallo                            Officer

                                  EXHIBIT INDEX


Number             Description of Exhibit
------             ----------------------

4.1 Stock and Warrant Purchase Agreement dated as of March 27, 2002 between the Company and the Selling Shareholders
4.2 Form of Warrant to purchase shares of Common Stock, issued to the Selling Shareholders.
5.1            Opinion of Jenkens & Gilchrist Parker Chapin LLP
23.1           Consent of Margolin Winer & Evens LLP.
23.2           Consent of Jenkens & Gilchrist  Parker  Chapin LLP  (included  in
               Exhibit 5.1 hereto).
24.1           Power of Attorney (included on Signature Page hereto).

-------------------------------